As filed with the Securities and Exchange Commission on November 15, 2002
                                                    Registration No. _______

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                               Credit Suisse Group

             (Exact Name of Registrant as Specified in Its Charter)

             Canton of Zurich, Switzerland              98-0215385
            (State or Other Jurisdiction of   (I.R.S. Employer Identification
             Incorporation or Organization)                Number)

                       Paradeplatz 8, P.O. Box 1, CH-8070
                               Zurich, Switzerland
              (Address of Registrant's Principal Executive Offices)

                  Credit Suisse Group International Share Plan
       Credit Suisse Group International Management Performance Plan
                           (Full Titles of the Plans)

                         ------------------------------

                                  Gary G. Lynch
                                 General Counsel
                     Credit Suisse First Boston (USA), Inc.
                              Eleven Madison Avenue
                               New York, NY 10010
                                 (212) 325-2000
      (Name, Address, and Telephone Number, Including Area Code, of Agent
                                  for Service)

                                   Copies to:

                                 David P. Frick
                                 General Counsel
                               Credit Suisse Group
                            Paradeplatz 8, P.O. Box 1
                           CH 8070 Zurich, Switzerland
                                 +41 1 212 1616

                                 Arthur H. Kohn
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006
                                 (212) 225-2000

                         ------------------------------

                                    CALCULATION OF REGISTRATION FEE

==================================================================================================================
 Title of each class of securities        Amount to be             Maximum          Maximum            Amount of
         to be registered                  registered           offering price      aggregate         registration
                                                                  per share      offering price           fee
------------------------------------ ------------------------ ----------------- -------------------- --------------
Shares, par value CHF 1 per          92,468,629 Shares (1)       $46.33 (2)     $4,284,071,581 (2)      $394,135
   share ("Shares")
------------------------------------ ------------------------ ----------------- -------------------- --------------

(1) Together with an indeterminate number of Shares that may be necessary to adjust the number of Shares authorized for issuance pursuant to the Plans as the result of a stock split, stock dividend or similar adjustment of outstanding Shares.

(2) Determined solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Act"), as follows: with respect to 92,468,629 Shares subject to options awarded pursuant to the Plans and outstanding on the date hereof, the maximum aggregate offering price is equal to the aggregate exercise price for such options of 67.019 Swiss Francs converted to U.S. dollars at the rate of 1.4465 Swiss Francs per U.S. dollar, which was the noon buying rate for Swiss Francs on November 12, 2002 in New York City as certified by the Federal Reserve Bank of New York.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following information shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents: (i) the Annual Report on Form 20-F of Credit Suisse Group ("CSG" or the "Registrant") for the year ended December 31, 2001, dated May 15, 2002, (ii) all other reports filed by CSG pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2001, (iii) the description of the Shares contained in CSG's Registration Statement on Form 20-F dated September 21, 2001, including any amendment or report filed for the purpose of updating such description, and (iv) all documents filed by CSG pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of Shares offered hereby. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under Swiss law, directors and senior officers acting in violation of their statutory duties--whether dealing with bona fide third parties or performing any other acts on behalf of the corporation--may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

         Because CSG is a Swiss company headquartered in Switzerland, many of the directors and officers of CSG are residents of Switzerland and not the U.S. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities law to:

     o serve legal process on CSG or its directors and executive officers or have any of them appear in a U.S. court; and

     o enforce against those persons in Switzerland, whether in original actions or in actions for enforcement of judgments of U.S. courts, liabilities based solely on the U.S. federal securities laws.

         Neither CSG's Articles of Association nor Swiss statutory law contain provisions regarding the indemnification of directors and officers.

         According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under an employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

         CSG maintains directors' and officers' insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         The following documents are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         4.1 Copies of the Amended and Restated Credit Suisse Group International Share Plan - Master Plan Document, the Amended and Restated Credit Suisse Group International Share Plan - Option Supplement to the Master Plan Document, the Amended and Restated Credit Suisse Group International Share Plan
- Alternative Investment Award Supplement to the Master Plan Document, the Amended and Restated Credit Suisse Group International Share Plan - Credit Suisse First Boston Business Unit Supplement to the Master Plan Document, and the Credit Suisse Group Management Performance Plan - International (adopted by the Group Compensation Committee on January 31, 2002 and effective as of January 1, 2002).

        5.1 Opinion of Homburger regarding the validity of securities being registered.

        23.1   Consent of Independent Auditors.

        23.2   Consent of Homburger (included in Exhibit 5.1).

        24.1   Power of Attorney (included on signature page).

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zurich, Switzerland, on November 14, 2002.



                                Credit Suisse Group


                                By: /s/ David P. Frick
                                    ------------------------
                                    Name:  David P. Frick
                                    Title: General Counsel

                                By: /s/ Gerhard Beindorff
                                    ------------------------
                                    Name:  Gerhard Beindorff
                                    Title: Head of Investor Relations



                                Authorized Representative in the U.S.

                                Credit Suisse First Boston (USA), Inc.


                                By: /s/ Gary G. Lynch
                                    ------------------------
                                    Name:  Gary G. Lynch
                                    Title: General Counsel

                                POWER OF ATTORNEY

                  Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Gerhard Beindorff and David P. Frick, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated, on November 14, 2002.


Signature                             Title
---------                             -----

/s/ Lukas Muhlemann                  Chairman of the Board of Directors
-------------------------------      and Chief Executive Officer
 Lukas Muhlemann

/s/ Philip K. Ryan
-------------------------------      Chief Financial Officer
 Philip K. Ryan

/s/ Peter W. Bachmann
-------------------------------      Principal Accounting Officer
 Peter W. Bachmann

/s/ Peter Brabeck-Letmathe
-------------------------------      Vice Chairman of the Board of Directors
 Peter Brabeck-Letmathe

/s/ Walter B. Kielholz
-------------------------------      Vice Chairman of the Board of Directors
 Walter B. Kielholz

/s/ Thomas W. Bechtler
-------------------------------      Director
 Thomas W. Bechtler


-------------------------------      Director
 Thomas D. Bell

/s/ Robert H. Benmosche
-------------------------------      Director
 Robert H. Benmosche

/s/ Marc-Henri Chaudet
-------------------------------      Director
 Marc-Henri Chaudet

/s/ Aziz R.D. Syriani
-------------------------------      Director
 Aziz R.D. Syriani

/s/ Ernst Tanner
-------------------------------      Director
 Ernst Tanner


-------------------------------      Director
 Daniel L. Vasella

                                  EXHIBIT INDEX


Exhibit No.   Description                                    Method of Filing
-----------   -----------                                    ----------------

4.1           Copies of the Amended and Restated Credit      Filed herewith.
              Suisse Group International Share Plan -
              Master Plan Document, the Amended and
              Restated Credit Suisse Group International
              Share Plan - Option Supplement to the Master
              Plan Document, the Amended and Restated
              Credit Suisse Group International Share Plan
              - Alternative Investment Award Supplement to the Master Plan Document, the Amended and
              Restated Credit Suisse Group International
              Share Plan - Credit Suisse First Boston
              Business Unit Supplement to the Master Plan
              Document, and the Credit Suisse Group
              Management Performance Plan - International
              (adopted by the Group Compensation Committee on January 31, 2002 and effective as of January 1, 2002).

5.1           Opinion of Homburger regarding the validity    Filed herewith.
              of securities being registered.

23.1          Consent of Independent Auditors.               Filed herewith.

23.2          Consent of Homburger.                          Included in Exhibit
                                                             5.1 filed herewith.

24.1          Power of Attorney.                             Included herein.